FIDELITY INCOME FUND: FIDELITY GINNIE MAE FUND AND
FIDELITY UNION STREET TRUST: SPARTAN GINNIE MAE FUND
PRO FORMA COMBINING STATEMENT OF ASSETS & LIABILITIES AS OF JULY 31,
1998
(UNAUDITED)



                                  FIDELITY GINNIE MAE FUND                          SPARTAN GINNIE  MAE FUND

 ASSETS

 Investment in securities, at
value

   - See accompanying schedule    $   950,998,229                                      $669,162,310


 Cash                                         692                                            46,913

 Receivable for investments            89,801,968                                        49,469,663
sold

 Receivable for fund shares             2,217,436                                           547,746
sold

 Interest receivable                    5,657,590                                          4,034,857

      TOTAL ASSETS                  1,048,675,915                                        723,261,489



 LIABILITIES

 Payable for investments             129,314,232                                          54,367,895
purchased

 Payable for fund shares               1,019,123                                             639,611
redeemed

 Distributions payable                   565,453                                             602,082

 Accrued management fee                  297,276                                             212,985

 Other payables and accrued              250,183                                              12,715
expenses

      TOTAL LIABILITIES              131,446,267                                          55,835,288



 NET ASSETS                      $   917,229,648                                       $ 667,426,201




 Net Assets consist of:

 Paid in capital                     925,828,686                                       $ 674,081,240


 Distributions in excess net
investment

      income                          (1,861,903)                                         (1,853,914)

 Accumulated undistributed net

      realized gain (loss) on        (21,644,702)                                         (12,834,191)
investments

 Net unrealized appreciation
(depreciation)

      on investments                  14,907,567                                            8,033,066

 NET ASSETS                    $     917,229,648                                       $  667,426,201








 NET ASSETS                           917,229,648                                      $  667,426,201


 Net Asset Value, offering                  10.87                                              $10.16

price    and redemption
price per share

   Shares outstanding                  84,361,995                                          65,662,073



                                    COMBINED                    PRO FORMA ADJUSTMENTS                   PRO FORMA  COMBINED


 ASSETS


 Investment in securities, at

value


   - See accompanying schedule   $1,620,160,539             $                         -            $      1,620,160,539


 Cash                                    47,605                                       -                          47,605


 Receivable for investments         139,271,631                                       -                     139,271,631

sold


 Receivable for fund shares           2,765,182                                       -                       2,765,182

sold


 Interest receivable                   9,692,447                                      -                       9,692,447


      TOTAL ASSETS                 1,771,937,404                                      -                   1,771,937,404





 LIABILITIES


 Payable for investments              183,682,127                                    -                      183,682,127

purchased


 Payable for fund shares                 1,658,734                                   -                        1,658,734

redeemed


 Distributions payable                   1,167,535                                   -                        1,167,535


 Accrued management fee                    510,261                                   -                          510,261


 Other payables and accrued                262,898                                   -                          262,898

expenses


      TOTAL LIABILITIES                187,281,555                                   -                      187,281,555





 NET ASSETS                      $ 1,584,655,849                      $              -                $   1,584,655,849





 Net Assets consist of:


 Paid in capital                 $ 1,599,909,926                                     -                $   1,599,909,926


 Distributions in excess net

investment


      income                          (3,715,817)                                                           (3,715,817)


 Accumulated undistributed net


      realized gain (loss) on        (34,478,893)                                    -                     (34,478,893)

investments


 Net unrealized appreciation

(depreciation)


      on investments                  22,940,633                                     -                       22,940,633


 NET ASSETS                      $ 1,584,655,849                       $             -                $   1,584,655,849











 NET ASSETS                      $  1,584,655,849                                                      $   1,584,655,849


 Net Asset Value, offering                                                                                   $     10.87

price    and redemption

price per share


   Shares outstanding                 150,024,068                           (4,261,319) (a)                 145,762,749





FIDELITY INCOME FUND: FIDELITY GINNIE MAE FUND AND
FIDELITY UNION STREET TRUST: SPARTAN GINNIE MAE FUND
PRO FORMA COMBINING STATEMENT OF OPERATIONS  FOR THE 12 MONTHS ENDED
JULY 31, 1998
(UNAUDITED)






                            FIDELITY GINNIE MAE FUND    SPARTAN GINNIE  MAE FUND      COMBINED      PRO FORMA ADJUSTMENTS
 INVESTMENT INCOME


Interest                        $63,051,080                 $43,724,580              $106,775,660     $         -

EXPENSES


Management fee                    3,763,728                   3,912,969                 7,676,697         (1,289,144) (b)


Transfer agent fees               1,933,267                   -                         1,933,267            719,330  (c)


Accounting fees and expenses        278,469                   -                           278,469            122,944  (c)


Non-interested trustees'             12,741                       5,174                    17,915               -
compensation


Custodian fees and expenses         179,799                   -                           179,799            125,344  (c)


Registration fees                    45,958                   -                            45,958            161,218  (d)


Audit                                49,649                   -                            49,649             15,351  (c)


Legal                                34,790                   -                            34,790             24,253  (c)


Reports to shareholders              76,608                   -                            76,608               -


  Total expenses before           6,375,009                   3,918,143                10,293,152          (120,704)
reductions


  Expense reductions              (143,429)                  (1,635,382) (e)           (1,778,811)           807,719  (f)


  Total expenses                  6,231,580                   2,282,761                 8,514,341            687,015




NET INVESTMENT INCOME             56,819,500                 41,441,819                98,261,319            (687,015)


REALIZED AND UNREALIZED GAIN

(LOSS)


  Net realized gain (loss) on    14,558,020                   7,427,086                21,985,106                 -

investment securities


  Change in net unrealized

appreciation


    (depreciation) on            (13,816,946)                (7,059,647)              (20,876,593)                -

investment       securities


NET GAIN (LOSS)                      741,074                    367,439                 1,108,513                 -

NET INCREASE (DECREASE) IN NET


  ASSETS RESULTING FROM          $57,560,574                $41,809,258               $99,369,832             (687,015)

OPERATIONS




                                          PRO FORMA  COMBINED
 INVESTMENT INCOME

Interest                                  $106,775,660

EXPENSES

Management fee                               6,387,553

Transfer agent fees                          2,652,597

Accounting fees and expenses                   401,413

Non-interested trustees'                        17,915
compensation

Custodian fees and expenses                    305,143

Registration fees                              207,176

Audit                                           65,000

Legal                                           59,043

Reports to shareholders                         76,608

  Total expenses before                     10,172,448
reductions

  Expense reductions                          (971,092)

  Total expenses                             9,201,356


NET INVESTMENT INCOME                       97,574,304

REALIZED AND UNREALIZED GAIN
(LOSS)

  Net realized gain (loss) on               21,985,106
investment securities

  Change in net unrealized
appreciation

    (depreciation) on                      (20,876,593)
investment       securities

NET GAIN (LOSS)                              1,108,513

NET INCREASE (DECREASE) IN NET

  ASSETS RESULTING FROM                    $98,682,817
OPERATIONS




CAPITALIZATION


The following table shows the capitalization of the funds as of July 31, 1998 and on a pro forma combined basis (unaudited) as of that date giving effect to the Reorganization.




                                                                   Reinvest price:    $            10.87










NET ASSET VALUE              Fidelity  Ginnie                 $   917,229,648                                        Totals


                             Spartan Ginnie                   $   667,426,201                                        $
1,584,655,849




SHARES                        Fidelity  Ginnie                     84,361,995                          84,361,995

OUTSTANDING                   Spartan Ginnie                       65,662,073                          61,400,754    $
145,762,749






FIDELITY INCOME FUND: FIDELITY GINNIE MAE FUND
FIDELITY UNION STREET TRUST: SPARTAN GINNIE MAE FUND
PRO FORMA COMBINING STATEMENT OF INVESTMENTS, JULY 31, 1998
(UNAUDITED)


                                FIDELITY GINNIE MAE FUND    SPARTAN GINNIE MAE FUND     COMBINED
                                PRINCIPAL     VALUE         PRINCIPAL     VALUE         PRINCIPAL    VALUE

                                AMOUNT        (NOTE 1)      AMOUNT        (NOTE 1)      AMOUNT       (NOTE 1)

U.S. GOVERNMENT AGENCY -
MORTGAGE-BACKED SECURITIES
-- 98.0%

Fannie Mae - 0.2%

     7% 8/1/28                                             $   121,000   $  122,739    $  121,000   $   122,739

     8.5%  6/1/08 to 4/1/16    $   978,785   $ 1,020,500                                  978,785     1,020,500

     9%  10/1/11                   190,270       198,887                                  190,270       198,887

     10.25% 12/1/15 to 10/1/18     487,107       535,710                                  487,107       535,710

     11.5%  6/1/13 to 9/1/15       363,454       411,555                                  363,454       411,555

     12.25%  6/1/15                                              6,918        7,893         6,918         7,893

     12.5%  11/1/13 to 7/1/16      232,984       272,327       802,538      927,217     1,035,522     1,199,544

     13.25%  9/1/11                                            335,162      399,718       335,162       399,718

     14%  11/1/12                    8,561        10,326                                    8,561        10,326

                                             __________                  ___________                ___________

                                             2,449,305                    1,457,567                  3,906,872

                                             __________                  ___________                ___________

Freddie Mac: - 2.0%

     8.5%  2/1/04 to 2/1/19     819,553       852,027       15,770       16,643           835,323   868,670

     9%  7/1/08 to 7/1/21       3,039,049      3,189,494    2,946,040     3,109,763     5,985,089    6,299,257

     9.75%  12/1/08 to 4/1/13                               233,438       250,444         233,438    250,444

    10%  10/1/04 to 11/1/20     5,852,594    6,334,987      3,633,223     3,938,025     9,485,817    10,273,012

    10.25%  2/1/09 to 11/1/16   2,935,720    3,187,844      621,988       677,213       3,557,708    3,865,057

    10.5%  5/1/10 to 12/1/20    4,340,561    4,834,930      2,153,651     2,400,184     6,494,212    7,235,114

    11.25%  2/1/10 to 10/1/14   249,352      278,447                                      249,352     278,447

    11.75%  11/1/11             108,012        120,734                                    108,012     120,734

    12%  5/1/10 to 2/1/17       306,707       355,009       376,268       433,482         682,975     788,491

    12.5% 11/1/12 to 5/1/15     693,746       806,082      622,928       725,546        1,316,674      1,531,628

    13%  11/1/12 to 11/1/14                                  182,570       216,076       182,570     216,076

    13.5%  1/1/13 to 12/1/14                                 69,441        83,370        69,441         83,370

                                             __________                  ___________                ___________

                                              19,959,554                  11,850,746                31,810,300

                                             __________                  ___________                ___________




                                FIDELITY GINNIE MAE FUND     SPARTAN GINNIE MAE FUND              COMBINED
                                  PRINCIPAL    VALUE           PRINCIPAL    VALUE           PRINCIPAL    VALUE

                                  AMOUNT       (NOTE 1)        AMOUNT       (NOTE 1)        AMOUNT       (NOTE 1)

Government National Mortgage
Association - 95.8%

     6% 10/15/23 to 7/15/28       13,626,374   13,290,113      10,099,847   9,851,134      23,726,221   23,141,247

     6.5%  5/15/08 to 8/15/28    128,951,671  128,844,080      94,449,880   94,364,914     223,401,551  223,208,994

     7%  10/15/07 to 8/15/28     232,064,147  235,780,544     166,047,747  168,678,543     398,111,894  404,459,087

     7.5%  6/15/02 to 8/15/28    198,427,464  204,255,949     148,584,217  152,935,972     347,011,681  357,191,921

     8%  7/15/01 to 8/15/28      189,741,963  196,985,484     142,274,358  147,707,858     332,016,321  344,693,342

     8.5%  2/15/05 to 2/15/23     47,609,538   50,537,462      27,388,718   29,078,073     74,998,256   79,615,535

     9%  12/15/04 to 12/15/24     15,325,537   16,424,636      8,199,120    8,785,684      23,524,657   25,210,320

     9.5%  4/15/01 to 1/15/23     29,275,416   31,555,378      23,616,786   25,473,845     52,892,202   57,029,223

    10% 10/15/00 to 2/15/25       2,077,556     2,273,713      8,663,410    9,500,252      10,740,966   11,773,965

    10.5%  11/15/98 to 09/15/19   4,901,410     5,415,438      2,638,223    2,916,233      7,539,633    8,331,671

    11%  1/15/10 to 7/15/20       3,800,943     4,267,016      2,390,102   2,684,350       6,191,045     6,951,366

    11.5%  3/15/10 to 4/15/19     4,445,502     5,006,804      1,587,000    1,789,511      6,032,502     6,796,315

    12% 5/15/00 to 11/15/15         922,018     1,050,239        273,449      313,353      1,195,467    1,363,592

    13%  2/15/11 to 5/15/15         633,298       742,177        302,583      355,275        935,881      1,097,452

    13.5%  5/15/10 to 1/15/15       363,756       428,337                                    363,756      428,337

                                              ______________               ______________               ______________

                                              896,857,370                  654,434,997                  1,551,292,367

                                              ______________               ______________               ______________

TOTAL U.S. GOVERNMENT AGENCY                  919,266,229                  667,743,310                  1,587,009,539
- MORTGAGE-BACKED SECURITIES


                                              ______________               ______________               ______________






                        FIDELITY GINNIE MAE FUND            SPARTAN GINNIE MAE FUND           COMBINED
CASH EQUIVALENTS -- 2.0%

Investments in repurchase        MATURITY                         MATURITY                     MATURITY
agreements

  (U.S. Treasury obligations),   AMOUNT                           AMOUNT                       AMOUNT

  In a joint account at:

    5.62%, dated 7/31/98 due    $31,746,888      31,732,000      $ 1,419,666   1,419,000      $33,166,554  33,151,000
8/03/98

                                                 ______________               ______________               ______________

TOTAL CASH EQUIVALENTS                           31,732,000                    1,419,000                   33,151,000

                                                 ______________               ______________               ______________



TOTAL INVESTMENTS IN                             $  950,998,229               $  669,162,310               $1,620,160,539
SECURITIES - 100%

                                                 ==============               ==============               ==============



TOTAL COST OF INVESTMENTS                        $  936,090,662               $  661,129,244               $1,597,219,906

                                                 ==============               ==============               ==============



Fidelity Income Fund: Fidelity Ginnie Mae Fund and
Fidelity Union Street Trust: Spartan Ginnie Mae Fund
Notes to Pro Forma Combining Financial Statements
(Unaudited)

 The accompanying unaudited Pro Forma Combining Schedule of Investments and Statement of Assets and Liabilities as of July 31, 1998 and the unaudited Pro Forma Combining Statement of Operations for the year ended July 31, 1998 are intended to present the financial condition and related results of operations of Fidelity Ginnie Mae Fund as if the reorganization with Spartan Ginnie Mae Fund, had been consummated at August 1, 1997. Had the pro forma adjustments not included the effect of the FMR Voluntary expense limitations, Pro Forma Combined Expense reductions would have been $31,439, resulting in Pro Forma Combined Net Investment Income and Pro Forma Combined Net Increase in Net Assets resulting from operations of $96,634,651 and $97,743,164, respectively.

 The pro forma adjustments to these pro forma financial statements are comprised of:

(a) Reflects the conversion of Spartan Ginnie Mae Fund shares as of July 31,1998.
(b) Decrease in management fee to reflect Fidelity Ginnie Mae Fund's management fee applied to the combined fund's average net assets.

(c) Increase in fees reflects change from Spartan Ginnie Mae Fund's all-inclusive fee structure to Fidelity Ginnie Mae Fund's fee structure.

(d) Increase in fees reflects net increase in costs incurred as a result of the reorganization.

(e) For the period ended July 31, 1998, FMR voluntarily agreed to limit the Spartan Ginnie Mae Fund's operating expenses to 0.38% of it's average net assets.

(f) Reflects FMR's agreement to voluntarily limit the combined fund's operating expenses to 0.63% of average net assets.

 The unaudited pro forma combining statements should be read in conjunction with the separate annual audited financial statements as of July 31, 1998 for Fidelity Ginnie Mae Fund, and August 31, 1998 for Spartan Ginnie Mae Fund, which are incorporated by reference in the Statement of Additional Information to this Proxy Statement and
Prospectus.